Exhibit 10.7.4

SECOND AMENDMENT TO

LETTER OF CREDIT

FACILITY AGREEMENTS

THIS SECOND AMENDMENT TO LETTER OF CREDIT FACILITY AGREEMENTS (this “Amendment”) made as of the 15th day of October, 2004, between MMA CONSTRUCTION FINANCE, LLC, a Maryland limited liability company (“MMCF”), MIDLAND MORTGAGE INVESTMENT CORPORATION, a Florida corporation (“MMI”) (MMCF and MMI are collectively referred to herein as the “Companies”) and BANK OF AMERICA, N.A. (the “Bank”).

WITNESSETH

WHEREAS, MuniMae Midland Construction Finance, LLC and MMI each entered into a Letter of Credit Facility Agreement dated October 18, 2002 with the Bank, as amended by a First Amendment to Letter of Credit Facility Agreement dated as of December 23, 2002 (individually the “MMCF Facility Agreement” and the “MMI Facility Agreement,” and collectively the “Facility Agreements”); and

WHEREAS, on March 26, 2004 MuniMae Midland Construction Finance, LLC changed its name to “MMA Construction Finance, LLC;”

WHEREAS, the Companies have requested that the Bank make certain amendments to the Facility Agreements, and the Bank is willing to do so subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Facility Agreements. Unless otherwise specified, all section references herein refer to sections of the Facility Agreements.

2. Amendments to the MMCF Facility Agreement.

2.1. MMCF is substituted for MuniMae Midland Construction Finance, LLC in the definition of “Company” and in all Exhibits to the Facility Agreement.

2.2. The definition of “Availability Date” is revised to read as follows:

“‘Availability Date’ means January 18, 2005, or, if the Availability Date is extended pursuant to Section 2.11, the Availability Date as so extended.”

3. Amendments to the MMI Facility Agreement. The definition of “Availability Date” is revised to read as follows:

“‘Availability Date’ means January 18, 2005, or, if the Availability Date is extended pursuant to Section 2.11, the Availability Date as so extended.”

4. Effectiveness of Amendment. This Amendment shall be effective upon receipt by the Bank of an executed copy of this Amendment and an administration fee of $6,250.00.

5. Ratifications, Representations and Warranties.

5.1. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Facility Agreements and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Facility Agreements are ratified and confirmed and shall continue in full force and effect. MMCF, MMI and the Bank agree that the Facility Agreements, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.2. To induce the Bank to enter into this Amendment, MMCF and MMI ratify and confirm each representation and warranty set forth in the Facility Agreements as if such representations and warranties were made on the even date herewith, and further represent and warrant (i) that there has not occurred since the date of the last financial statements delivered to the Bank any event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists on the date hereof, and (iii) that MMCF and MMI are each fully authorized to enter into this Amendment.

6. Benefits. This Amendment shall be binding upon and inure to the benefit of MMCF, MMI and the Bank, and their respective successors and assigns; provided, however, that MMCF and MMI may not, without the prior written consent of the Bank, assign any rights, powers, duties or obligations under this Amendment, or the Facility Agreements.

7. Construction. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8. Invalid Provisions. If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

9. Entire Agreement. The Facility Agreements, as amended by this Amendment, contain the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

10. Reference to Facility Agreement. The Facility Agreements and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Facility Agreements, as amended hereby, are hereby amended so that any reference in the Facility Agreements to the Facility Agreements shall mean a reference to the Facility Agreements as amended hereby.

11. Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MMA CONSTRUCTION FINANCE, LLC

By:	MuniMae Investment Services Corporation
Its:	Sole Member

By:	/s/ William S. Harrison

Name:	William S. Harrison

Title:	Chief Financial Officer

NOTICE ADDRESS:

33 North Garden Avenue, Suite 1200
Clearwater, Florida 33755
Attention: Lynn Coovert
Facsimile: (727) 443-6067

MIDLAND MORTGAGE INVESTMENT CORPORATION

By:	/s/ William S. Harrison

Name:	William S. Harrison

Title:	Chief Financial Officer

NOTICE ADDRESS:

33 North Garden Avenue, Suite 1200
Clearwater, Florida 33755
Attention: Thomas Vandergrift
Facsimile: (727) 443-6067

BANK OF AMERICA, N.A

By:	/s/ Jeff Journey

Name:	Jeff Journey

Title:	Senior Vice President

NOTICE ADDRESS:

901 Main Street, 51st Floor
TX1-492-51-01
Dallas, Texas 75202-3715
Telephone: (214) 209-9325
Facsimile: (214) 209-1571
Attention: Loan Administration – Susan Mogish

With copy to:

Bank of America, N.A.
333 S. Beaudry Avenue, 19th Floor
CA9-703-19-23
Los Angeles, CA 90017-1466
Telephone: (213) 345-0098
Facsimile: (213) 345-6710